Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports First Quarter 2025 Operating Results
Indianapolis, Indiana, April 29, 2025 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the first quarter ended March 31, 2025. For the quarters ended March 31, 2025 and 2024, net income attributable to common shareholders was $23.7 million, or $0.11 per diluted share, compared to $14.2 million, or $0.06 per diluted share, respectively.
Company raises 2025 guidance
Acquired Legacy West in the Dallas MSA for $785M ($408M at KRG’s share) in a
Joint Venture with GIC
Leased approximately 844,000 square feet at 13.7% comparable blended cash leasing spreads
“In addition to another strong quarter, the KRG team is proud to announce the acquisition of Legacy West through a recently formed strategic joint venture with GIC, a global institutional investor,” said John A. Kite, Chairman and CEO. “Legacy West is an iconic mixed-use asset with significant mark-to-market potential that further establishes KRG’s prominent presence in the Dallas MSA. We intend to fund our investment in a manner that is both strategic and disciplined, utilizing a blend of asset sales and debt to ensure the transaction is accretive to earnings, enhances the quality of our portfolio, and maintains leverage at or below our long-term target of 5.0x to 5.5x net debt to EBITDA.”
First Quarter 2025 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $122.8 million, or $0.55 per diluted share.
▪Generated Core FFO of the Operating Partnership of $118.1 million, or $0.53 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 3.1%.
▪Executed 182 new and renewal leases representing approximately 844,000 square feet.
▪Blended cash leasing spreads of 13.7% on 126 comparable leases, including 15.6% on 26 comparable new leases, 20.1% on 67 comparable non-option renewals, and 7.0% on 33 comparable option renewals.
▪Cash leasing spreads of 18.7% on a blended basis for comparable new and non-option renewal leases.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $21.49 at March 31, 2025, a 3.1% increase year-over-year.
▪Retail portfolio leased percentage of 93.8% at March 31, 2025, a 20-basis point decrease year-over-year.
▪The leased percentage incorporates several recent anchor bankruptcies, which impacted the leased rate by approximately 140 basis points.
▪Portfolio leased-to-occupied spread at period end of 260 basis points, which represents $27.5 million of signed-not-open NOI.

First Quarter 2025 Capital Allocation Activity
▪Entered into a joint venture (“JV”) with GIC with the purpose of co-investing in high-quality, open-air retail and mixed-use assets. Subsequent to quarter end, the JV completed the acquisition of Legacy West (Dallas MSA), an iconic mixed-use destination, for $785 million ($408 million at KRG’s share). As part of the acquisition, the JV assumed a $304 million mortgage ($158 million at KRG’s share) at a 3.8% coupon. The Company will act as the operating member of the JV, and under the terms of the arrangement, the Company will own a 52.0% majority interest. Legacy West is located in the heart of Plano, which is the Dallas MSA’s leading submarket for job and population growth over the past decade. The property includes approximately 344,000 square feet of retail (48% of total NOI), 444,000 square feet of office (27% of total NOI), and 782 multifamily units (25% of total NOI). Citigroup Global Markets Inc. acted as financial advisor to Kite Realty Group. Greenhill, a Mizuho affiliate, acted as financial advisor to GIC.
▪As previously announced, acquired Village Commons (Miami MSA), a 170,976 square foot Publix-anchored center, for $68.4 million.
▪Subsequent to quarter end, sold Stoney Creek Commons (Indianapolis MSA), an 84,094 square foot center, for $9.5 million.
First Quarter 2025 Balance Sheet Overview
▪As of March 31, 2025, the Company’s net debt to Adjusted EBITDA was 4.7x.
Dividend
On April 29, 2025, the Company’s Board of Trustees declared a second quarter 2025 dividend of $0.27 per common share, which represents an 8.0% year-over-year increase. The second quarter dividend will be paid on or about July 16, 2025, to shareholders of record as of July 9, 2025.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.41 to $0.47 per diluted share in 2025. The Company is raising its 2025 NAREIT FFO guidance range to $2.04 to $2.10 per diluted share from $2.02 to $2.08 per diluted share, and its Core FFO guidance range to $2.00 to $2.06 per diluted share from $1.98 to $2.04 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 1.25% to 2.25%.
▪Full-year credit disruption of 1.95% of total revenues at the midpoint, inclusive of a 1.00% general bad debt reserve and a 0.95% impact from anchor bankruptcies.
▪Interest expense, net of interest income, excluding unconsolidated joint ventures, of $123.5 million at the midpoint.
The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.41	$0.47
Depreciation and amortization	1.63	1.63
NAREIT FFO	$2.04	$2.10
Non-cash items	(0.04)	(0.04)
Core FFO	$2.00	$2.06
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Wednesday, April 30, 2025, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG First Quarter 2025 Webcast. The dial-in registration link is: KRG First Quarter 2025 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.

About Kite Realty Group
Kite Realty Group (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of March 31, 2025, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; whether Legacy West will achieve anticipated levels of mark-to-market potential and help us establish an improved presence in the Dallas MSA; our ability to fund our investments in the manner anticipated; our ability to achieve our desired debt leverage levels; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
Assets:
Investment properties, at cost	$7,695,216	$7,634,191
Less: accumulated depreciation	(1,639,965)	(1,587,661)
Net investment properties	6,055,251	6,046,530

Cash and cash equivalents	49,061	128,056
Tenant and other receivables, including accrued straight-line rent of $69,931 and $67,377, respectively	124,331	125,768
Restricted cash and escrow deposits	5,846	5,271
Deferred costs, net	230,287	238,213
Short-term deposits	—	350,000
Prepaid and other assets	117,734	104,627
Investments in unconsolidated subsidiaries	20,315	19,511
Assets associated with investment properties held for sale	79,683	73,791
Total assets	$6,682,508	$7,091,767

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,910,057	$3,226,930
Accounts payable and accrued expenses	161,438	202,651
Deferred revenue and other liabilities	235,341	246,100
Liabilities associated with investment properties held for sale	4,199	4,009
Total liabilities	3,311,035	3,679,690

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	101,619	98,074

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,812,300 and 219,667,067 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	2,198	2,197
Additional paid-in capital	4,864,320	4,868,554
Accumulated other comprehensive income	32,307	36,612
Accumulated deficit	(1,630,872)	(1,595,253)
Total shareholders’ equity	3,267,953	3,312,110
Noncontrolling interests	1,901	1,893
Total equity	3,269,854	3,314,003
Total liabilities and equity	$6,682,508	$7,091,767

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Rental income	$219,172	$205,813
Other property-related revenue	2,165	1,311
Fee income	425	315
Total revenue	221,762	207,439

Expenses:
Property operating	29,826	28,081
Real estate taxes	27,761	26,534
General, administrative and other	12,258	12,784
Depreciation and amortization	98,231	100,379
Total expenses	168,076	167,778

Gain (loss) on sales of operating properties, net	91	(236)

Operating income	53,777	39,425
Other (expense) income:
Interest expense	(32,954)	(30,364)
Income tax expense of taxable REIT subsidiaries	(10)	(158)
Equity in loss of unconsolidated subsidiaries	(607)	(420)
Gain on sale of unconsolidated property, net	—	2,325
Other income, net	4,058	3,628
Net income	24,264	14,436
Net income attributable to noncontrolling interests	(534)	(280)
Net income attributable to common shareholders	$23,730	$14,156

Net income per common share – basic and diluted	$0.11	$0.06

Weighted average common shares outstanding – basic	219,715,674	219,501,114
Weighted average common shares outstanding – diluted	219,827,298	219,900,306

Kite Realty Group
Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024

Net income	$24,264	$14,436
Less: net income attributable to noncontrolling interests in properties	(70)	(67)
Less/add: (gain) loss on sales of operating properties, net	(91)	236
Less: gain on sale of unconsolidated property, net	—	(2,325)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	98,677	100,560
FFO of the Operating Partnership(1)	122,780	112,840
Less: Limited Partners’ interests in FFO	(2,463)	(1,822)
FFO attributable to common shareholders(1)	$120,317	$111,018
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.55	$0.51
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.55	$0.50

Weighted average common shares outstanding – basic	219,715,674	219,501,114
Weighted average common shares outstanding – diluted	219,827,298	219,900,306

Weighted average common shares and units outstanding – basic	224,214,867	223,109,983
Weighted average common shares and units outstanding – diluted	224,326,491	223,509,175

Reconciliation of FFO to Core FFO
FFO of the Operating Partnership(1)	$122,780	$112,840
Add:
Amortization of deferred financing costs	1,644	929
Non-cash compensation expense and other	2,516	2,722
Less:
Straight-line rent – minimum rent and common area maintenance	2,578	3,125
Market rent amortization income	3,542	2,267
Amortization of debt discounts, premiums and hedge instruments	2,756	3,756
Core FFO of the Operating Partnership	$118,064	$107,343
Core FFO per share of the Operating Partnership – diluted	$0.53	$0.48
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024	Change

Number of properties in Same Property Pool for the period(1)	177	177

Leased percentage at period end	93.8%	94.4%
Economic occupancy percentage at period end	91.2%	91.1%
Economic occupancy percentage(2)	91.9%	91.2%

Minimum rent	$155,169	$150,209
Tenant recoveries	44,642	42,450
Bad debt reserve	(1,933)	(554)
Other income, net	2,201	2,603
Total revenue	200,079	194,708

Property operating	(26,111)	(25,709)
Real estate taxes	(26,038)	(25,475)
Total expenses	(52,149)	(51,184)

Same Property NOI	$147,930	$143,524	3.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$147,930	$143,524
Net operating income – non-same activity(3)	15,820	8,985
Total property NOI	163,750	152,509	7.4%
Other income, net	3,866	3,365
General, administrative and other	(12,258)	(12,784)
Depreciation and amortization	(98,231)	(100,379)
Interest expense	(32,954)	(30,364)
Gain (loss) on sales of operating properties, net	91	(236)
Gain on sale of unconsolidated property, net	—	2,325
Net income attributable to noncontrolling interests	(534)	(280)
Net income attributable to common shareholders	$23,730	$14,156
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) our active development project at One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2024 and 2025; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months ended March 31, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) our active development project at One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2024 and 2025; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.

Kite Realty Group
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended March 31, 2025

Net income	$24,264
Depreciation and amortization	98,231
Interest expense	32,954
Income tax expense of taxable REIT subsidiaries	10
EBITDA	155,459
Unconsolidated EBITDA, as adjusted	717
Gain on sales of operating properties, net	(91)
Other income and expense, net	(3,451)
Noncontrolling interests	(198)
Adjusted EBITDA	$152,436

Annualized Adjusted EBITDA(1)	$609,744

Company share of Net Debt:
Mortgage and other indebtedness, net	$2,910,057
Add: Company share of unconsolidated joint venture debt	44,575
Add: debt discounts, premiums and issuance costs, net	828
Less: Partner share of consolidated joint venture debt(2)	(9,789)
Company’s consolidated debt and share of unconsolidated debt	2,945,671
Less: cash, cash equivalents and restricted cash	(57,205)
Company share of Net Debt	$2,888,466

Net Debt to Adjusted EBITDA	4.7x
(1)Represents Adjusted EBITDA for the three months ended March 31, 2025 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.